Exhibit (d)(15)

AMENDMENT TO INVESTMENT ADVISORY AGREEMENT

This Amendment to Investment Advisory Agreement (this “Amendment”), effective as of November 30, 2015, is made by and between Matthews International Funds (the “Trust”) and Matthews International Capital Management, LLC (“Matthews,” and together with the Trust, the “Parties”).

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Investment Advisory Agreement, dated as of August 13, 2004, as amended August 12, 2005, August 11, 2006, August 31, 2007, September 15, 2008, November 30, 2009, May 19, 2011, November 30, 2011, April 30, 2013, September 1, 2013, September 1, 2014 and April 30, 2015 by and between the Trust and Matthews (the “Agreement”).

WITNESSETH THAT:

WHEREAS, the Parties originally entered into the Agreement, wherein Matthews agreed to provide certain services to the Trust; and

WHEREAS, the Parties wish to amend the Agreement to provide for the addition of one separate series of the Trust.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereto, intending to be legally bound, do hereby agree as follows:

1.	The addition of the Matthews Asia Value Fund as set forth on the attached amended Appendix A.

2.	The Agreement will otherwise remain in full force and effect.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment, including the amended Appendix A attached hereto, to be signed by their duly authorized officers as of the date set forth below.

MATTHEWS INTERNATIONAL FUNDS		MATTHEWS INTERNATIONAL CAPITAL MANAGEMENT, LLC

By:	/s/ John P. McGowan	By:	/s/ William J. Hackett
Name:	John P. McGowan	Name:	William J. Hackett
Title:	Vice President and Secretary	Title:	Chief Executive Officer
Date:	November 30, 2015	Date:	November 30, 2015

APPENDIX A

MATTHEWS INTERNATIONAL FUNDS

FUND SCHEDULE

(updated November 30, 2015)

PART I:

Fund	Effective Date
• Matthews Asia Growth Fund	August 31, 2004
• Matthews Asia Dividend Fund	August 11, 2006
• Matthews Pacific Tiger Fund	August 31, 2004
• Matthews Asian Growth and Income Fund	August 31, 2004
• Matthews Asia Science and Technology Fund	August 31, 2004
• Matthews China Dividend Fund	November 30, 2009
• Matthews China Fund	August 31, 2004
• Matthews India Fund	August 12, 2005
• Matthews Japan Fund	August 31, 2004
• Matthews Korea Fund	August 31, 2004
• Matthews Asia Focus Fund	April 30, 2013
• Matthews Asia ESG Fund	April 30, 2015
• Matthews Asia Value Fund	November 30, 2015

PART II

Fund	Effective Date
• Matthews Asia Small Companies Fund	September 15, 2008
• Matthews China Small Companies Fund	May 31, 2011
• Matthews Emerging Asia Fund	April 30, 2013

PART III

Fund	Effective Date
• Matthews Asia Strategic Income Fund	November 30, 2011

MATTHEWS INTERNATIONAL FUNDS		MATTHEWS INTERNATIONAL CAPITAL MANAGEMENT, LLC

By:	/s/ John P. McGowan	By:	/s/ William J. Hackett
Name:	John P. McGowan	Name:	William J. Hackett
Title:	Vice President and Secretary	Title:	Chief Executive Officer
Date:	November 30, 2015	Date:	November 30, 2015